Exhibit 10.34


                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


        This Fifth Amendment is made, effective as of the 4th day of December, 1998, to that certain Loan and Security Agreement between Hybridon, Inc., a Delaware corporation with a principal place of business at 155 Fortune Boulevard, Milford, Massachusetts (the "Borrower"), and Silicon Valley Bank (the "Bank") dated as of December 31, 1996, as amended. The Loan and Security Agreement, as amended to date, is hereinafter referred to as the "Loan Agreement." Capitalized terms used but not defined in this Fifth Amendment shall have the meanings ascribed to them in the Loan Agreement, or if not so defined, shall have the meanings ascribed to them in the Uniform Commercial Code, or in the case of financial and accounting terms, in accordance with generally accepted accounting principles.

        Pursuant to the Loan Agreement and on the terms and conditions set forth therein, on December 31, 1996, the Bank made a secured term loan to the Borrower in the original face amount of $7,500,000 (the "Loan"). On November 24, 1998, Forum Capital Markets, LLC ("Forum") purchased the Bank's entire right, title and interest in and to the Loan, including all principal and unpaid interest, which at such time was in the principal amount of $2,769,789. Pursuant to a Purchase and Assignment Agreement dated November 24, 1998 between Forum, Delaware State Employees Retirement Fund ("Delaware State"), Declaration of
Trust for the Defined Benefit Plans of ICI American Holdings Inc. ("ICI"), Declaration of Trust for the Defined Benefit Plans of Zeneca Holdings Inc.
("Zeneca"), The J.W. McConnell Family Foundation ("McConnell"), General Motors Employees Domestic Group Trust ("GM"), and Thermo Electron Balanced Investment Fund ("Thermo Electron") (Delaware State, ICI, Zeneca, McConnell, GM and Thermo Electron being hereinafter referred to collectively as the "Pecks Investors"), Forum agreed to advance an additional $280,706 and the Pecks Investors agreed to advance an additional $2,949,505 to the Borrower, and Forum assigned to the Pecks Investors a one-half interest in and to the Loan. Forum and the Pecks Investors are hereinafter referred to together as the "Lenders." On December 1, 1998, Forum advanced an additional $280,706 to the Borrower and on December 4, 1998 the Pecks Investors advanced the following additional amounts to the
Borrower:

               Delaware State               $1,838,249.32
               ICI                          $1,304,388.92
               Zeneca                       $1,203,810.80
               McConnell                    $1,134,497.42
               GM                           $1,134,551.01
               Thermo Electron              $1,133,907.53

Such additional amounts from Forum and the Pecks Investors have increased the aggregate outstanding principal amount of the Loan to $6,000,000.

        In consideration of the undertakings and obligations of the Borrower and the Bank set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lenders hereby agree as follows:


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        1. The term  "Business  Day" shall be amended to refer to  Massachusetts instead of California.

        2. The term "Maturity Date" shall be amended to mean November 30, 2003.

        3. Effective as of November 24, 1998, the term "Interest Rate" shall be amended to mean 8% per annum, which shall be, beginning on such date, the effective interest rate on the Borrower's obligations in respect of the Loan, notwithstanding anything to the contrary in the Loan Agreement, as amended. The Loan Agreement, as amended, is hereby amended to delete any requirement therein that the Borrower make any additional payments to the Lender or the Bank in excess of the interest and principal payments set forth in this Fifth Amendment.

        4. The amortization schedule of the Loan set forth in the Loan Agreement shall be revised as follows: no principal shall be due until November 30, 2003 (unless the Obligations shall become immediately due and payable under Section
9.1 of the Loan Agreement). Interest shall be payable monthly in arrears on the last day of the month (or if such day is not a Business Day, the next Business Day to occur).

        5. Section 6.9 of the Loan Agreement, as amended, is hereby amended to read as follows:

               6.9 Minimum Liquidity. Borrower shall maintain, as of the last calendar_day of each month, Minimum Liquidity of Two Million and No/100 Dollars ($2,000,000.00). "Minimum Liquidity" is defined as consolidated cash on hand (other than cash in which an entity other than the Lenders or their assignees has a security interest) (and cash equivalents and marketable securities) plus 50% of accounts receivable.

        6. Section 10 of the First Amendment to the Loan and Security Agreement effective as of March 30, 1998, is hereby deleted.

        7. The Loan may not be prepaid, in whole or in part, at any time prior to December 1, 2000, without the prior written consent of a majority in interest of the Lenders.

        8. The principal amount of the Loan, from time to time, and accrued but unpaid interest thereon, shall be convertible, in whole or in part, at Lender's option, into Common Stock of the Borrower at a conversion price of $2.40 per common share (appropriately adjusted for stock splits, stock dividends and the like).

        9. All defaults and events of default which may exist on the date hereof under the Loan Agreement are hereby waived.

        10. To the extent possible, this Fifth Amendment shall be construed to be consistent with the provisions of the Loan Agreement; however, to the extent that the provisions of this Fifth Amendment expressly conflict with or contradict the provisions of the Loan Agreement, the provisions of this Fifth Amendment shall be deemed to control.


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        11. This Fifth  Amendment  represents the entire  agreement  between the parties with respect to the modifications contained herein, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts as an agreement under seal. The Borrower has voluntarily entered into this Fifth Amendment without coercion or duress of any kind and has been or has had the opportunity to have been represented by legal counsel of their choosing.

        WITNESS OUR hands and seals on this 4th day of December, 1998.

HYBRIDON, INC.                              FORUM CAPITAL MARKETS, LLC


By:  /s/ E. Andrews Grinstead, III          By:  /s/ C. Keith Hartley
     -----------------------------               --------------------


                                            DELAWARE STATE EMPLOYEES
                                                 RETIREMENT FUND
                                            DECLARATION OF TRUST FOR THE
                                                 DEFINED BENEFIT PLANS OF ICI
                                                 AMERICAN HOLDING INC.
                                            DECLARATION OF TRUST FOR THE
                                                 DEFINED BENEFIT PLANS OF
                                                 ZENECA HOLDINGS INC.
                                            THE J.W. McCONNELL FAMILY
                                                 FOUNDATION
                                            GENERAL MOTORS EMPLOYEES
                                                 DOMESTIC GROUP TRUST
                                            THERMO ELECTRON BALANCED
                                                 INVESTMENT FUND

                                            By:  PECKS MANAGEMENT PARTNERS LTD.

                                            By: /s/ Arthur W. Berry
                                                -------------------

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